UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 15, 2006

THE CHEESECAKE FACTORY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction	0-20574	51-0340466
of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a press release dated November 20, 2006, The Cheesecake Factory Incorporated disclosed that it expects to restate its previously issued consolidated financial statements to record non-cash, after-tax compensation expense totaling approximately $5.5 million in order to correct the accounting errors that resulted from the misapplication of the measurement date, as described in more detail below.  The adjustment will have no impact on previously reported revenues or net cash flows.

Based upon the Audit Committee’s findings of its completed voluntary review of the Company’s historical stock option granting practices, the Company has concluded that it incorrectly applied the measurement date, as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” with respect to certain stock option grants made to executive officers in fiscal years 1997 through 2001; to non-executive officers and other employees in fiscal years 1997 through 2004; and to outside directors in fiscal years 2000 and 2001. With respect to the misdated options, the Audit Committee found that the Company used date selection methodologies that were generally, but not always, limited to 30-day time windows.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 3 — SECURITIES AND TRADING MARKETS

ITEM 3.01               NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

In a press release dated November 20, 2006, The Cheesecake Factory Incorporated announced that on November 15, 2006, the Company received a second Staff Determination letter from The Nasdaq Stock Market stating that the Company’s inability to file its Quarterly Report on Form 10-Q for the third quarter of fiscal 2006 by the prescribed due date serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.  The Nasdaq Listing Qualifications Panel (the “Panel”) will consider this in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Select Market.  Pursuant to Marketplace Rule 4804(c), the Company will provide the Panel with a response regarding this additional deficiency for the Panel to consider when rendering its determination.

On August 21, 2006, the Company announced that it had received an initial Staff Determination letter indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14) as a result of the Company’s inability to file its Quarterly Report on Form 10-Q for the second quarter of fiscal 2006 by the prescribed due date.  The Company appealed the initial Staff Determination at a hearing before the Panel on September 27, 2006.  Until a decision is made by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Select Market.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 8 — OTHER EVENTS

ITEM 8.01  OTHER EVENTS

In a press release dated November 20, 2006, The Cheesecake Factory Incorporated announced that the Audit Committee of the Company’s Board of Directors has completed its voluntary review of the Company’s historical stock option granting practices.  As previously announced, the review was conducted with the assistance of special outside legal counsel, Cooley Godward Kronish LLP, which was retained by the Audit Committee in June, 2006.  The Audit Committee’s findings and recommendations were reviewed with the Company’s independent registered public accounting firm.

The Audit Committee’s review covered the period beginning with the Company’s initial public offering registration in 1992 to the present.  The Audit Committee reported that its special counsel received full cooperation from Company management, was given complete access to all necessary and relevant electronic and other documents, and interviewed all persons involved in the stock option granting process at the Company, as well as the Company’s advisors.

The Audit Committee found no evidence that any person acted with an intent to deceive or mislead, and did not recommend termination of any current Company management or the resignation of any member of the Company’s Board of Directors.  However, the Audit Committee did recommend, among other matters, that the Company obtain reimbursement from the Company’s Chief Executive Officer and former Chief Financial Officer, who had oversight responsibility for the stock option granting process, as well as from those members of the Compensation Committee of the Company’s Board of Directors who received misdated options, in an amount equal to the difference between the stock option proceeds received and the proceeds that would have been received had the proper measurement dates been used, and that any unexercised stock option grants be treated in the same manner.  The Company will seek reimbursement totaling approximately $1 million from these individuals. All of the affected individuals have indicated that they intend to comply with the Audit Committee’s recommendation.

In addition, the Audit Committee recommended that the Company implement the following Corporate Governance enhancements, all of which the Company is adopting:

•                            Increase the size of the Board of Directors by at least one additional member (preferably two additional members);

•                            Create a position of Chief Compliance Officer;

•                            Implement more robust stock option granting practices, including approval of all equity-related compensation by the Compensation Committee of the Board of Directors only on regularly scheduled review dates;

•                            Implement tighter controls over the use of unanimous written consents;

•                            Revise the Board of Directors’ compensation arrangements to provide competitive compensation with less emphasis on equity compensation and an automatic mechanism for stock option grants; and

•                            Evaluate the legal department’s resources.

The Audit Committee and Company management are considering the impact of these recommendations on their assessment of internal controls. The Company has informed the staff of the Securities and Exchange Commission of the findings and recommendations from the Audit Committee’s voluntary review and will continue to cooperate fully with the SEC in conjunction with the staff’s informal inquiry into the Company’s historical stock option granting practices.

Third Quarter Fiscal 2006 Earnings Release and Conference Call

The Company expects to release financial results for the third quarter and year-to-date fiscal 2006 on November 30, 2006, and expects to file its Form 10K/A for the fiscal year ended January 3, 2006, Form 10Q/A for the quarter ended April 3, 2006, and Form 10-Qs for the quarters ended July 4, 2006 and October 3, 2006 shortly thereafter, which will bring the Company current in its periodic filings with the Securities and Exchange Commission.  The Company will hold a conference call to review its third quarter and year-to-date fiscal 2006 results on November 30, 2006 at 2:00 p.m. Pacific Time.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1                           Press release dated November 20, 2006 entitled, “The Cheesecake Factory Announces Conclusion of Voluntary Stock Option Review; Company Receives Second Notice from Nasdaq Due to Late Filing of Form 10-Q; Company to Report Third Quarter Fiscal 2006 Results on November 30, 2006”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1

Press release dated November 20, 2006 entitled, “The Cheesecake Factory Announces Conclusion of Voluntary Stock Option Review; Company Receives Second Notice from Nasdaq Due to Late Filing of Form 10-Q; Company to Report Third Quarter Fiscal 2006 Results on November 30, 2006”